UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK NEW YORK MUNICIPAL INCOME TRUST

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Your Vote Matters BlackRock New York Municipal Income Trust (NYSE: BNY) Defend YOUR Fund, Save YOUR Income Your vote has never mattered more. At BNY’s upcoming annual meeting on June 17, activist hedge fund Saba Capital Management (“Saba”) is threatening your dependable, income-paying investment by attempting to install its own hand-picked Board nominees. If Saba prevails, your Fund—and the consistent monthly income you rely on—will be at risk. BlackRock is fighting for YOU. Vote today ONLY on the WHITE proxy card: “FOR” the BlackRock Board nominees ! IMPORTANT: DO NOT RETURN ANY GOLD CARD YOU RECEIVE FROM SABA BNY delivers on its investment objective and provides YOUR Board YOU with tax-exempt income at nearly 1.4x peers1 puts YOU first: 41.0% VS. 29.3% Tax-exempt BNY distribution growth Peer distribution over past year growth over past year income Risk BNY has outperformed peers over most timeframes in diversification the past 10 years1 Total Shareholder Return1 Peer median BNY Share buybacks 35.7% 10 years 36.4% Fee waivers and 7.0% reductions 1 year 8.7% Saba overpromises and underperforms. The risks in supporting Saba include: WIDER DISCOUNTS HIGHER FEES RISKY STRATEGIES The funds Saba has Saba raised costs, including Saba forces their funds’ commandeered now trade at hidden management fees from investments into risky, speculative wider discounts to net asset underlying funds, at both closed- strategies, like SPACs, crypto and value since Saba took over end funds Saba took over hedge funds 1. Bloomberg as of 4/30/2024; Note: Peer set includes MYN, MHN, ENX, VTN, NRK, NAN, PNF, PNI, and PYN; Total shareholder return on price (assumes dividends are reinvested)

We ask that all shareholders vote on the enclosed WHITE proxy card today to preserve YOUR Fund: Using the WHITE proxy card, your qualified Board unanimously recommends voting “FOR” the Board’s Nominees, who have created value for all shareholders. DO NOT RETURN ANY GOLD CARD SENT TO YOU BY SABA, AS YOUR BLACKROCK VOTE WILL BE VOIDED How do I vote? Vote online Vote by phone Vote by mail Using the website provided By calling the toll-free By completing and on your enclosed WHITE number on your enclosed returning your enclosed proxy card and following WHITE proxy card and WHITE proxy card in the the simple instructions following the simple postage paid envelope instructions provided If you have already sent back the proxy card received from Saba, you can still change your vote by promptly voting on the WHITE proxy card, which will replace the proxy card you previously completed. If you have any questions about the proposal to be voted, please feel free to contact Georgeson LLC (“Georgeson”), toll free at 1-866-529-0358. Please do NOT send back any gold proxy card you may receive from Saba Important information about the Fund This material is not an advertisement and is intended for existing shareholder use only. This document and the information contained herein relates solely to BlackRock New York Municipal Income Trust (BNY). The information contained herein does not relate to, and is not relevant to, any other fund or product sponsored or distributed by BlackRock or any of its affiliates. This document is not an offer to sell any securities and is not a solicitation of an offer to buy any securities. Common shares for the closed-end fund identified above are only available for purchase and sale at current market price on a stock exchange. A closed-end fund’s dividend yield, market price and NAV will fluctuate with market conditions. The information for this Fund is provided for informational purposes only and does not constitute a solicitation of an offer to buy or sell Fund shares. Performance results reflect past performance and are no guarantee of future results. Current performance may be lower or higher than the performance data quoted. All returns assume reinvestment of all dividends. The market value and net asset value (NAV) of a fund’s shares will fluctuate with market conditions. Closed-end funds may trade at a premium to NAV but often trade at a discount. © 2024 BlackRock, Inc. or its affiliates. All Rights Reserved. BLACKROCK is a trademark of BlackRock, Inc., or its affiliates. All other trademarks are those of their respective owners. May 2024 | BlackRock New York Municipal Income Trust (BNY) Not FDIC Insured • May Lose Value • No Bank Guarantee BNY_2024_FL3